Exhibit 99.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1107
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

January 30, 2020

Mr. Hal Hogsett
Brigham Minerals, LLC
5914 W. Courtyard Dr., II Ste 200
Austin, Texas 78730

Re: Audit Summary
Brigham Minerals, LLC Interests
Various Oil & Gas Properties in CO, WY, OK, MT, ND, TX, NM and PA
As of December 31, 2019

Pursuant to the Guidelines of the Securities and Exchange Commission for Reporting Corporate Reserves and Future Net Revenue

Dear Mr. Hogsett:

As requested, this letter was prepared on January 30, 2020 for *Brigham Minerals, LLC* ("Brigham") for the purpose of submitting our audit of your total proved, probable and possible reserves and forecasts of economics attributable to the above-captioned interests. We audited 100% of Brigham reserves, which are made up of certain Anadarko, Appalachian, Delaware, Denver-Julesburg ("DJ"), Midland and Williston Basin oil and gas properties located in the following states: Colorado, Wyoming, Oklahoma, Montana, North Dakota, Texas, New Mexico and Pennsylvania. This audit, effective December 31, 2019 and completed January 30, 2020, was prepared for the purpose of public disclosure by *Brigham Minerals, LLC* in filings made with the U.S. Securities and Exchange Commission ("SEC") in accordance with the disclosure requirements set forth in SEC regulations. This evaluation was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the *Securities and Exchange Commission* (SEC). A composite summary of the values prepared by Brigham by reserve category is presented below:

		Proved Developed Producing	Proved Developed Non-Prod	Proved Undeveloped	Total Proved	Probable Undeveloped	Possible Undeveloped
Net Reserves							
Oil	- Mbbl	7,324.1	2,599.8	7,037.2	16,961.1	16,947.9	11,986.1
Gas	- MMcf	25,123.2	8,108.8	28,498.1	61,730.1	70,626.7	33,062.8
NGL	- Mbbl	1,635.1	858.7	3,344.3	5,838.2	8,274.0	5,024.2
MBOE/6	- Mbbl	13,146.5	4,810.0	15,131.2	33,087.7	36,993.0	22,520.8
Future Revenue							
Oil	- M$	372,743.1	132,243.2	360,188.7	865,174.1	870,331.6	608,319.6
Gas	- M$	33,646.2	12,136.6	47,151.2	92,934.0	119,948.1	39,650.5
NGL	- M$	22,793.3	12,552.8	48,662.9	84,008.9	121,594.5	72,448.9
Severance Taxes	- M$	25,202.5	8,843.9	25,671.9	59,718.3	61,693.0	37,675.6
Ad Valorem Taxes	- M$	5,534.0	2,363.3	6,011.2	13,908.5	14,184.7	11,901.9
Operating Expenses	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Other Deductions	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Future Net Cash Flow	- M$	398,446.5	145,725.3	424,319.6	968,491.2	1,035,996.4	670,841.6
Discounted @ 10% ***(Present Worth)***	***- M$***	***227,387.3***	***90,098.5***	***229,921.3***	***547,407.0***	***383,860.8***	***167,149.6***

Brigham Minerals, LLC Interests January 30, 2020 Page 2 Proved Developed (“PD”) reserves are the summation of the Proved Developed Producing (“PDP”) and Proved Developed Non-Producing (“PDNP”) reserve estimates. Proved Developed reserves were estimated at 9,924.0 Mbbl oil, 33,232.0 MMcf gas and 2,493.8 Mbbl NGLs (or 17,956.5 MBOE/6). Of the Proved Developed reserves, 13,146.4 MBOE/6 were attributed to producing zones in existing wells and 4,810.0 MBOE/6 were attributed to zones in existing wells not producing. Probable Undeveloped (“PROB”) and Possible Undeveloped (“POSS”) reserves and values are shown in the prior table and represent 100% of the Probable and Possible reserves reported herein, as no Probable Developed or Possible Developed reserves were audited in this report. Future revenue was calculated prior to deducting state production taxes and ad valorem taxes; however, future net cash flow was calculated after deducting these taxes, future capital costs and operating expenses, but before federal income taxes. Future net cash flow has been discounted at an annual rate of ten (10) percent, in accordance with SEC guidelines, to determine its “present worth”. Present worth indicates the time value of money and should not be construed to represent an estimate of the fair market value of the properties. The oil reserves include oil and condensate. Oil and NGL volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base. BOE (barrels of oil equivalent) is expressed as oil and NGL volumes in barrels plus gas volumes in Mcf divided by six (6) to convert to barrels. Hydrocarbon Pricing The base SEC oil and gas prices calculated for December 31, 2019 were $55.65 per bbl and $2.60 per MMBtu respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of each first-day-of-the-month price within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2019 and the base gas price is based upon Henry Hub spot prices (EIA) during 2019. Adjustments to oil and gas prices were applied based upon calculations derived from regional averages or provided by Brigham. Oil price differentials may include adjustments for basis differential, transportation and/or crude quality corrections. Gas price differentials include adjustments for basis differential and the BTU heating value of the gas. Gas shrinkage includes compression and processing losses, flaring and contract allocations. After these pricing adjustments, the net realized prices over the life of the proved properties was estimated to be $51.009 per bbl for oil, $1.505 per MCF for gas and $14.390 per bbl for NGLs. All economic factors were held constant in accordance with SEC guidelines. Expenses, Taxes and Investments Expenses: Routine lease operating expenses (“LOE”) were applied to all wells, and were derived from regional averages and operator assumptions. Although LOE is not paid by the mineral owner, it was applied in this evaluation to assist in proper economic limit determinations. Different LOE averages were applied to vertical and horizontal wells, although the vertical wells were not evaluated for this report. Expenses were not escalated in this report, as per SEC guidelines. Taxes: Oil and gas severance taxes were applied based on the respective state guidelines. No oil or gas severance taxes were applied in Pennsylvania. No ad valorem taxes are assessed by Oklahoma, New Mexico, North Dakota, Montana or Pennsylvania. Investments: Drilling and completion costs (“capital”) were estimated by lateral length, based on the drilling unit acreage for each basin. Capital is not paid by the mineral owner and therefore not included in this evaluation. However, capital was used to assist in proper commerciality determinations of each new drill. Wells that did not

Brigham Minerals, LLC Interests January 30, 2020 Page 3 meet minimum economic requirements were dropped from the analysis. Investments were not escalated in this report as per SEC guidelines. Reserve Estimation Methods The methods employed in estimating reserves are industry standards and appropriate for this analysis. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy. Monthly production data from the various state commission web sites and other public data outlets were used in this evaluation, with data typically updated through October 2019. Non-producing reserve estimates, for both developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved developed non-producing and undeveloped reserves for Brigham’s properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report. New drills on the Brigham acreage include planned (AFE’d) drills, wells currently drilling, permitted wells and/or wells expected to be drilled based on operator information or regional activity. For each new drill, a reserve category of PDNP, PUD, PROB, or POSS was assigned based upon the proximity to production and geologic control. Reserves for each location were assigned based on offset analogy to production, with preference given to modern completions. The drill schedules for each basin were determined based on spud and completion rates, proximity to drilling rig activity, well status, well reserve category, and gross estimated reserves within each basin. First, known spud locations were developed in order of decreasing gross estimated reserves beginning October 1, 2019. The development schedule for spud locations begins before the effective date of this report in order to more appropriately estimate the turn-in-line rate of these locations. Second, undeveloped wells were scheduled in order of decreasing gross estimated reserves, with PUD properties scheduled first, followed by PROB and then POSS properties. The drill schedules applied for each basin were found to be reasonable and appropriate for the purposes of this report. SEC Conformance and Regulations The reserve classifications and the economic considerations used herein conform to the criteria of the SEC. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves. This audit includes 2,347 commercial proved undeveloped locations. Each of these drilling locations proposed as part of Brigham’s development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, the operators of these drills have indicated they have reasonably certain intent to complete this development plan within the next five (5) years. Furthermore, Brigham and the other operators have demonstrated through their actions that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed. General Discussion The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All

Brigham Minerals, LLC Interests January 30, 2020 Page 4 estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts. An on-site field inspection of the properties has not been performed. The mechanical operation or condition of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included in this evaluation. Conclusion It should be understood that our audit and the development of our reserves forecasts do not constitute a complete reserve study of the oil and gas properties of Brigham. Furthermore, if in the course of our examination something came to our attention which brought into question the validity or sufficiency of any of such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or independently verified such information or data. Please be advised that, based upon the foregoing, in our opinion the above-described estimates of Brigham’s Total Proved, Probable and Possible reserves and discounted cash flows are, in the aggregate and independently, reasonable within (+ or -) 5%, which supersedes the established audit tolerance guidelines of (+ or –) 10%. Also, these estimates have been prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers and as mandated by the SEC. Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 50 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or Brigham Minerals, LLC and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work- papers and related data utilized in the preparation of these estimates are available in our office. Yours very truly, CAWLEY, GILLESPIE & ASSOCIATES, INC. TEXAS REGISTERED ENGINEERING FIRM F-693 /s/ W. Todd Brooker W. Todd Brooker, P. E. President

Table I - TP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Total Proved Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 286,698.3 1,057,548.2 66,293.4 1,893.386 5,647.667 445.224 50.862 1.408 14.228 12-2021 277,246.1 1,123,660.6 78,536.3 1,831.051 6,153.416 580.027 50.994 1.452 14.316 12-2022 259,369.9 1,052,976.9 77,001.8 1,818.636 5,985.548 580.679 50.932 1.462 14.307 12-2023 207,735.3 913,524.6 67,027.1 1,539.092 5,602.615 529.677 50.985 1.584 14.477 12-2024 163,855.6 764,773.6 56,755.0 1,225.673 4,775.446 462.615 51.105 1.618 14.560 12-2025 130,235.4 629,429.2 46,221.5 952.303 3,835.020 369.752 51.089 1.587 14.513 12-2026 109,566.3 532,592.9 38,670.3 792.667 3,191.384 304.497 51.048 1.558 14.470 12-2027 95,705.3 465,713.1 33,583.3 689.345 2,764.677 262.370 51.032 1.539 14.444 12-2028 85,275.8 414,896.3 29,820.3 612.690 2,441.941 231.749 51.024 1.525 14.424 12-2029 76,987.9 374,332.6 26,849.6 552.561 2,191.767 207.847 51.020 1.515 14.408 12-2030 70,138.8 340,649.4 24,400.4 503.294 1,987.969 188.507 51.018 1.504 14.395 12-2031 64,261.1 311,647.2 22,327.0 461.191 1,813.620 172.320 51.016 1.496 14.384 12-2032 59,064.2 285,897.7 20,525.4 423.827 1,656.622 158.170 51.016 1.489 14.376 12-2033 54,434.3 263,015.9 18,901.0 390.807 1,519.386 145.332 51.016 1.485 14.369 12-2034 50,178.9 242,030.7 17,420.4 360.850 1,398.472 133.954 51.016 1.484 14.369 12-2035 46,231.3 222,849.0 16,075.5 332.482 1,287.453 123.697 51.019 1.482 14.367 12-2036 42,552.9 204,692.7 14,841.1 306.717 1,182.307 114.348 51.021 1.479 14.363 12-2037 39,056.5 187,886.2 13,679.9 281.741 1,084.794 105.476 51.026 1.478 14.364 12-2038 35,716.1 171,130.4 12,532.1 257.703 988.717 96.504 51.031 1.479 14.369 S Tot 2,154,310.0 9,559,248.0 681,461.4 15,226.016 55,508.820 5,212.743 50.996 1.510 14.397 After 243,928.2 1,128,824.4 84,048.2 1,735.102 6,221.303 625.417 51.124 1.464 14.325 Total 2,398,238.2 10,688,072.0 765,509.6 16,961.117 61,730.125 5,838.160 51.009 1.505 14.390 Cum 870,209.1 3,028,139.2 0.0 Ult 3,268,446.8 13,716,208.0 765,509.4 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 96,300.984 7,953.589 6,334.612 0.000 0.000 110,589.195 6,138.320 1,557.405 0.000 12-2021 93,373.188 8,937.135 8,303.678 0.000 0.000 110,613.859 6,029.567 1,445.104 0.000 12-2022 92,626.125 8,749.389 8,307.550 0.000 0.000 109,683.180 5,977.875 1,517.332 0.000 12-2023 78,470.250 8,872.642 7,668.335 0.000 0.000 95,011.430 5,271.149 1,480.657 0.000 12-2024 62,638.105 7,727.089 6,735.889 0.000 0.000 77,101.125 4,353.781 1,128.708 0.000 12-2025 48,652.406 6,085.440 5,366.358 0.000 0.000 60,104.242 3,465.724 821.858 0.000 12-2026 40,463.855 4,972.472 4,406.020 0.000 0.000 49,842.426 2,916.801 673.322 0.000 12-2027 35,178.637 4,255.372 3,789.569 0.000 0.000 43,223.715 2,560.624 577.041 0.000 12-2028 31,262.051 3,725.138 3,342.803 0.000 0.000 38,330.070 2,278.146 506.320 0.000 12-2029 28,191.400 3,320.207 2,994.686 0.000 0.000 34,506.211 2,049.514 452.082 0.000 12-2030 25,676.857 2,990.639 2,713.522 0.000 0.000 31,380.996 1,863.332 407.428 0.000 12-2031 23,528.348 2,713.241 2,478.631 0.000 0.000 28,720.162 1,704.928 369.887 0.000 12-2032 21,622.004 2,467.100 2,273.879 0.000 0.000 26,362.932 1,564.682 337.152 0.000 12-2033 19,937.221 2,256.048 2,088.329 0.000 0.000 24,281.654 1,440.839 308.948 0.000 12-2034 18,409.229 2,074.868 1,924.722 0.000 0.000 22,408.832 1,329.525 284.159 0.000 12-2035 16,962.777 1,908.176 1,777.188 0.000 0.000 20,648.150 1,225.310 260.173 0.000 12-2036 15,648.925 1,748.989 1,642.439 0.000 0.000 19,040.322 1,130.134 237.980 0.000 12-2037 14,376.072 1,603.218 1,515.092 0.000 0.000 17,494.352 1,038.747 216.584 0.000 12-2038 13,150.962 1,462.398 1,386.689 0.000 0.000 16,000.051 950.644 196.392 0.000 S Tot 776,469.375 83,823.141 75,049.992 0.000 0.000 935,342.938 53,289.637 12,778.532 0.000 After 88,704.789 9,110.817 8,958.862 0.000 0.000 106,774.531 6,428.624 1,130.003 0.000 Total 865,174.125 92,933.961 84,008.859 0.000 0.000 1,042,117.438 59,718.262 13,908.535 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 5913 0.0 0.000 0.000 0.000 0.000 102,893.719 102,893.719 98,208.469 12-2021 0.000 6762 0.0 0.000 0.000 0.000 0.000 103,139.391 206,033.125 187,639.281 12-2022 0.000 7438 0.0 0.000 0.000 0.000 0.000 102,188.047 308,221.188 268,197.281 12-2023 0.000 7678 0.0 0.000 0.000 0.000 0.000 88,259.734 396,480.938 331,537.438 12-2024 0.000 7708 0.0 0.000 0.000 0.000 0.000 71,618.820 468,099.750 378,288.781 12-2025 0.000 7612 0.0 0.000 0.000 0.000 0.000 55,816.719 523,916.469 411,404.594 12-2026 0.000 7540 0.0 0.000 0.000 0.000 0.000 46,252.223 570,168.688 436,338.438 12-2027 0.000 7460 0.0 0.000 0.000 0.000 0.000 40,086.066 610,254.812 455,978.906 12-2028 0.000 7377 0.0 0.000 0.000 0.000 0.000 35,545.547 645,800.312 471,809.344 12-2029 0.000 7278 0.0 0.000 0.000 0.000 0.000 32,004.662 677,805.000 484,765.781 12-2030 0.000 7170 0.0 0.000 0.000 0.000 0.000 29,110.250 706,915.250 495,478.406 12-2031 0.000 7057 0.0 0.000 0.000 0.000 0.000 26,645.355 733,560.625 504,392.281 12-2032 0.000 6921 0.0 0.000 0.000 0.000 0.000 24,461.076 758,021.688 511,831.312 12-2033 0.000 6781 0.0 0.000 0.000 0.000 0.000 22,531.877 780,553.625 518,060.594 12-2034 0.000 6657 0.0 0.000 0.000 0.000 0.000 20,795.107 801,348.750 523,287.000 12-2035 0.000 6509 0.0 0.000 0.000 0.000 0.000 19,162.672 820,511.438 527,665.438 12-2036 0.000 6363 0.0 0.000 0.000 0.000 0.000 17,672.207 838,183.625 531,336.188 12-2037 0.000 6176 0.0 0.000 0.000 0.000 0.000 16,238.999 854,422.562 534,402.688 12-2038 0.000 5979 0.0 0.000 0.000 0.000 0.000 14,853.049 869,275.625 536,952.562 S Tot 0.000 0.000 0.000 0.000 0.000 869,275.625 869,275.625 536,952.562 After 0.000 0.000 0.000 0.000 0.000 99,215.867 968,491.188 547,407.000 Total 0.000 0.000 0.000 0.000 0.000 968,491.500 968,491.188 547,407.000 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 597,423.500 Year Oil $/STB Gas $/MMBTU 10.00 547,405.875 2020 55.65 2.60 12.00 505,932.562 Thereafter 0.0% 0.0% 14.00 470,971.156 Cap 55.65 2.60 16.00 441,080.219 18.00 415,208.438 12 Months in first year 60.000 Year Life (01/2080) 01/30/2020 09:47:03 Summary

Table I - PDP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Proved Developed Producing Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 178,497.6 693,844.1 37,476.6 1,170.819 3,821.157 243.554 50.861 1.387 14.029 12-2021 120,296.4 498,477.2 26,954.7 775.758 2,711.929 172.055 50.869 1.387 14.021 12-2022 94,054.4 398,852.9 21,618.8 602.219 2,154.334 136.855 50.873 1.382 14.013 12-2023 78,163.8 335,127.3 18,215.3 498.283 1,800.498 114.765 50.876 1.376 14.005 12-2024 67,112.2 289,810.6 15,816.2 426.930 1,550.913 99.252 50.880 1.369 13.998 12-2025 58,137.0 254,087.1 13,993.8 372.356 1,356.471 87.599 50.888 1.360 13.987 12-2026 51,735.0 226,777.8 12,557.7 331.564 1,203.611 78.091 50.891 1.354 13.970 12-2027 46,677.9 204,810.9 11,379.4 299.476 1,083.032 70.551 50.893 1.345 13.958 12-2028 42,460.7 186,007.2 10,377.7 272.500 975.405 64.170 50.895 1.337 13.944 12-2029 38,859.1 169,763.6 9,493.1 249.562 886.781 58.458 50.898 1.329 13.925 12-2030 35,703.2 155,416.8 8,689.6 229.433 809.994 53.393 50.902 1.318 13.904 12-2031 32,814.4 142,216.4 7,963.6 210.922 738.872 48.852 50.904 1.308 13.884 12-2032 30,148.9 130,028.4 7,315.7 193.493 669.578 44.621 50.907 1.297 13.870 12-2033 27,701.6 118,874.1 6,688.0 177.801 608.251 40.434 50.908 1.287 13.845 12-2034 25,400.2 108,438.6 6,101.3 163.431 555.190 36.814 50.911 1.284 13.838 12-2035 23,270.9 98,988.0 5,574.5 149.870 506.773 33.638 50.913 1.280 13.830 12-2036 21,292.2 90,073.1 5,101.6 137.739 461.299 30.893 50.914 1.275 13.822 12-2037 19,428.3 82,075.7 4,658.2 126.016 420.715 28.281 50.917 1.271 13.827 12-2038 17,627.8 73,917.2 4,207.1 114.596 379.545 25.510 50.919 1.261 13.830 S Tot 1,009,381.6 4,257,587.0 234,183.1 6,502.771 22,694.344 1,467.784 50.884 1.353 13.965 After 125,454.6 493,382.9 28,331.2 821.349 2,428.887 167.316 50.961 1.211 13.717 Total 1,134,836.1 4,750,970.5 262,514.3 7,324.120 25,123.232 1,635.100 50.893 1.339 13.940 Cum 862,555.7 3,006,886.8 0.0 Ult 1,997,391.4 7,757,858.0 262,514.2 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 59,548.512 5,300.378 3,416.724 0.000 0.000 68,265.750 3,792.278 984.083 0.000 12-2021 39,461.875 3,761.352 2,412.436 0.000 0.000 45,635.660 2,534.975 636.060 0.000 12-2022 30,636.734 2,978.041 1,917.751 0.000 0.000 35,532.555 2,023.979 484.742 0.000 12-2023 25,350.740 2,478.050 1,607.311 0.000 0.000 29,436.154 1,775.655 394.172 0.000 12-2024 21,721.990 2,123.512 1,389.328 0.000 0.000 25,234.844 1,522.868 332.903 0.000 12-2025 18,948.424 1,845.204 1,225.233 0.000 0.000 22,018.859 1,325.380 288.182 0.000 12-2026 16,873.682 1,629.873 1,090.959 0.000 0.000 19,594.529 1,178.641 253.694 0.000 12-2027 15,241.166 1,457.094 984.778 0.000 0.000 17,683.064 1,063.172 226.637 0.000 12-2028 13,868.936 1,303.698 894.807 0.000 0.000 16,067.465 965.859 203.561 0.000 12-2029 12,702.151 1,178.709 814.009 0.000 0.000 14,694.844 883.045 184.542 0.000 12-2030 11,678.553 1,067.540 742.375 0.000 0.000 13,488.448 810.816 167.273 0.000 12-2031 10,736.876 966.090 678.271 0.000 0.000 12,381.228 744.556 151.659 0.000 12-2032 9,850.108 868.140 618.881 0.000 0.000 11,337.093 681.990 137.478 0.000 12-2033 9,051.454 783.062 559.788 0.000 0.000 10,394.314 625.402 124.906 0.000 12-2034 8,320.414 713.044 509.435 0.000 0.000 9,542.880 574.271 113.961 0.000 12-2035 7,630.340 648.715 465.227 0.000 0.000 8,744.286 526.249 103.551 0.000 12-2036 7,012.778 588.199 427.003 0.000 0.000 8,027.978 483.052 94.461 0.000 12-2037 6,416.342 534.833 391.045 0.000 0.000 7,342.227 441.439 85.796 0.000 12-2038 5,835.154 478.732 352.788 0.000 0.000 6,666.662 400.726 77.107 0.000 S Tot 330,886.219 30,704.268 20,498.150 0.000 0.000 382,088.844 22,354.352 5,044.768 0.000 After 41,856.859 2,941.896 2,295.140 0.000 0.000 47,093.898 2,848.186 489.261 0.000 Total 372,743.062 33,646.164 22,793.289 0.000 0.000 429,182.719 25,202.537 5,534.029 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 4771 0.0 0.000 0.000 0.000 0.000 63,489.395 63,489.395 60,816.227 12-2021 0.000 4728 0.0 0.000 0.000 0.000 0.000 42,464.676 105,954.070 97,723.508 12-2022 0.000 4685 0.0 0.000 0.000 0.000 0.000 33,023.910 138,977.984 123,800.047 12-2023 0.000 4620 0.0 0.000 0.000 0.000 0.000 27,266.285 166,244.266 143,365.406 12-2024 0.000 4536 0.0 0.000 0.000 0.000 0.000 23,379.107 189,623.375 158,613.531 12-2025 0.000 4440 0.0 0.000 0.000 0.000 0.000 20,405.322 210,028.703 170,710.219 12-2026 0.000 4368 0.0 0.000 0.000 0.000 0.000 18,162.227 228,190.922 180,497.328 12-2027 0.000 4288 0.0 0.000 0.000 0.000 0.000 16,393.279 244,584.203 188,527.344 12-2028 0.000 4209 0.0 0.000 0.000 0.000 0.000 14,898.024 259,482.234 195,161.281 12-2029 0.000 4110 0.0 0.000 0.000 0.000 0.000 13,627.277 273,109.500 200,677.469 12-2030 0.000 4009 0.0 0.000 0.000 0.000 0.000 12,510.394 285,619.906 205,281.078 12-2031 0.000 3898 0.0 0.000 0.000 0.000 0.000 11,485.008 297,104.906 209,123.250 12-2032 0.000 3776 0.0 0.000 0.000 0.000 0.000 10,517.637 307,622.531 212,321.953 12-2033 0.000 3636 0.0 0.000 0.000 0.000 0.000 9,644.009 317,266.531 214,988.266 12-2034 0.000 3514 0.0 0.000 0.000 0.000 0.000 8,854.641 326,121.188 217,213.781 12-2035 0.000 3375 0.0 0.000 0.000 0.000 0.000 8,114.482 334,235.688 219,067.938 12-2036 0.000 3245 0.0 0.000 0.000 0.000 0.000 7,450.464 341,686.156 220,615.531 12-2037 0.000 3111 0.0 0.000 0.000 0.000 0.000 6,814.988 348,501.125 221,902.531 12-2038 0.000 2948 0.0 0.000 0.000 0.000 0.000 6,188.844 354,689.938 222,965.078 S Tot 0.000 0.000 0.000 0.000 0.000 354,689.938 354,689.938 222,965.078 After 0.000 0.000 0.000 0.000 0.000 43,756.449 398,446.500 227,387.281 Total 0.000 0.000 0.000 0.000 0.000 398,446.406 398,446.500 227,387.281 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 247,134.016 Year Oil $/STB Gas $/MMBTU 10.00 227,387.266 2020 55.65 2.60 12.00 211,149.703 Thereafter 0.0% 0.0% 14.00 197,563.156 Cap 55.65 2.60 16.00 186,021.938 18.00 176,089.656 12 Months in first year 60.000 Year Life (01/2080) 01/30/2020 09:52:48 Summary

Table I - PDNP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Proved Developed Non-Producing Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 87,375.0 269,184.8 21,550.1 589.131 1,337.175 148.229 50.788 1.379 14.517 12-2021 51,198.9 201,590.1 14,951.5 353.559 1,067.961 109.115 50.788 1.549 14.697 12-2022 31,472.3 136,279.7 10,118.1 220.026 734.387 75.240 50.845 1.547 14.687 12-2023 23,399.1 104,464.1 7,772.0 164.937 566.345 58.286 50.865 1.541 14.674 12-2024 18,820.4 85,336.0 6,361.0 133.434 464.166 47.974 50.877 1.535 14.663 12-2025 15,833.7 72,451.5 5,410.5 112.758 394.893 40.975 50.885 1.529 14.654 12-2026 13,718.2 63,137.5 4,723.2 98.043 344.599 35.887 50.890 1.524 14.647 12-2027 12,134.9 56,068.2 4,201.4 86.985 306.312 32.007 50.895 1.519 14.640 12-2028 10,901.9 50,507.5 3,790.7 78.347 276.125 28.943 50.898 1.515 14.634 12-2029 9,905.2 45,992.2 3,457.0 71.372 251.625 26.452 50.901 1.511 14.629 12-2030 9,075.7 42,174.6 3,179.8 65.592 231.006 24.376 50.904 1.506 14.624 12-2031 8,382.2 38,935.6 2,938.5 60.689 213.345 22.556 50.906 1.503 14.620 12-2032 7,750.9 35,912.7 2,710.1 56.229 197.087 20.859 50.909 1.498 14.612 12-2033 7,197.8 33,348.9 2,516.7 52.243 183.095 19.382 50.909 1.498 14.611 12-2034 6,684.2 30,961.3 2,337.7 48.542 170.087 18.017 50.910 1.497 14.611 12-2035 6,182.8 28,692.6 2,166.5 44.958 157.804 16.717 50.911 1.498 14.613 12-2036 5,710.8 26,506.6 2,006.3 41.613 146.129 15.510 50.913 1.498 14.614 12-2037 5,257.6 24,399.7 1,858.3 38.396 134.882 14.378 50.917 1.496 14.616 12-2038 4,836.8 22,294.8 1,712.9 35.559 124.263 13.341 50.919 1.492 14.617 S Tot 335,838.5 1,368,238.2 103,762.1 2,352.414 7,301.288 768.247 50.847 1.499 14.628 After 32,504.7 148,485.8 11,482.1 247.425 807.485 90.480 51.049 1.473 14.530 Total 368,343.2 1,516,724.0 115,244.2 2,599.838 8,108.772 858.727 50.866 1.497 14.618 Cum 7,653.4 21,252.5 0.0 Ult 375,996.5 1,537,976.2 115,244.2 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 29,920.559 1,843.359 2,151.865 0.000 0.000 33,915.816 1,874.251 511.370 0.000 12-2021 17,956.494 1,654.579 1,603.713 0.000 0.000 21,214.785 1,142.852 374.376 0.000 12-2022 11,187.210 1,136.160 1,105.037 0.000 0.000 13,428.415 726.954 215.521 0.000 12-2023 8,389.590 872.570 855.274 0.000 0.000 10,117.444 579.599 156.862 0.000 12-2024 6,788.755 712.337 703.446 0.000 0.000 8,204.532 473.553 124.666 0.000 12-2025 5,737.675 603.810 600.464 0.000 0.000 6,941.941 400.720 104.024 0.000 12-2026 4,989.408 525.129 525.628 0.000 0.000 6,040.163 348.634 89.566 0.000 12-2027 4,427.087 465.323 468.587 0.000 0.000 5,360.996 309.376 78.836 0.000 12-2028 3,987.699 418.247 423.553 0.000 0.000 4,829.500 278.640 70.533 0.000 12-2029 3,632.886 380.115 386.965 0.000 0.000 4,399.963 253.807 63.878 0.000 12-2030 3,338.909 347.931 356.476 0.000 0.000 4,043.319 233.197 58.325 0.000 12-2031 3,089.458 320.609 329.762 0.000 0.000 3,739.827 215.658 53.683 0.000 12-2032 2,862.531 295.329 304.805 0.000 0.000 3,462.668 199.716 49.316 0.000 12-2033 2,659.665 274.238 283.204 0.000 0.000 3,217.106 185.557 45.750 0.000 12-2034 2,471.252 254.703 263.256 0.000 0.000 2,989.214 172.410 42.492 0.000 12-2035 2,288.848 236.435 244.277 0.000 0.000 2,769.559 159.823 39.337 0.000 12-2036 2,118.662 218.859 226.656 0.000 0.000 2,564.176 148.074 36.279 0.000 12-2037 1,955.012 201.843 210.148 0.000 0.000 2,367.003 136.828 33.363 0.000 12-2038 1,810.622 185.402 195.008 0.000 0.000 2,191.034 126.731 30.698 0.000 S Tot 119,612.328 10,946.978 11,238.124 0.000 0.000 141,797.469 7,966.381 2,178.875 0.000 After 12,630.836 1,189.605 1,314.637 0.000 0.000 15,135.079 877.502 184.472 0.000 Total 132,243.172 12,136.583 12,552.761 0.000 0.000 156,932.547 8,843.883 2,363.346 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 824 0.0 0.000 0.000 0.000 0.000 31,530.176 31,530.176 30,076.590 12-2021 0.000 825 0.0 0.000 0.000 0.000 0.000 19,697.568 51,227.742 47,238.266 12-2022 0.000 825 0.0 0.000 0.000 0.000 0.000 12,485.941 63,713.684 57,106.734 12-2023 0.000 825 0.0 0.000 0.000 0.000 0.000 9,380.979 73,094.664 63,841.992 12-2024 0.000 825 0.0 0.000 0.000 0.000 0.000 7,606.312 80,700.977 68,804.492 12-2025 0.000 825 0.0 0.000 0.000 0.000 0.000 6,437.202 87,138.180 72,621.445 12-2026 0.000 825 0.0 0.000 0.000 0.000 0.000 5,601.959 92,740.133 75,640.625 12-2027 0.000 825 0.0 0.000 0.000 0.000 0.000 4,972.784 97,712.922 78,076.734 12-2028 0.000 825 0.0 0.000 0.000 0.000 0.000 4,480.327 102,193.250 80,071.867 12-2029 0.000 825 0.0 0.000 0.000 0.000 0.000 4,082.281 106,275.531 81,724.352 12-2030 0.000 818 0.0 0.000 0.000 0.000 0.000 3,751.799 110,027.328 83,104.906 12-2031 0.000 817 0.0 0.000 0.000 0.000 0.000 3,470.490 113,497.812 84,265.820 12-2032 0.000 804 0.0 0.000 0.000 0.000 0.000 3,213.634 116,711.445 85,243.070 12-2033 0.000 804 0.0 0.000 0.000 0.000 0.000 2,985.802 119,697.250 86,068.484 12-2034 0.000 803 0.0 0.000 0.000 0.000 0.000 2,774.313 122,471.562 86,765.719 12-2035 0.000 796 0.0 0.000 0.000 0.000 0.000 2,570.402 125,041.961 87,352.984 12-2036 0.000 790 0.0 0.000 0.000 0.000 0.000 2,379.824 127,421.781 87,847.297 12-2037 0.000 771 0.0 0.000 0.000 0.000 0.000 2,196.813 129,618.602 88,262.102 12-2038 0.000 754 0.0 0.000 0.000 0.000 0.000 2,033.602 131,652.203 88,611.188 S Tot 0.000 0.000 0.000 0.000 0.000 131,652.203 131,652.203 88,611.188 After 0.000 0.000 0.000 0.000 0.000 14,073.105 145,725.328 90,098.453 Total 0.000 0.000 0.000 0.000 0.000 145,725.312 145,725.328 90,098.453 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 96,660.938 Year Oil $/STB Gas $/MMBTU 10.00 90,098.484 2020 55.65 2.60 12.00 84,658.195 Thereafter 0.0% 0.0% 14.00 80,067.242 Cap 55.65 2.60 16.00 76,133.875 18.00 72,718.922 12 Months in first year 41.750 Year Life (10/2061) 01/29/2020 14:47:00 Summary

Table I - PUD Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Proved Undeveloped Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 20,826.5 94,519.1 7,266.7 133.438 489.334 53.441 51.199 1.655 14.334 12-2021 105,751.3 423,593.7 36,630.2 701.734 2,373.531 298.857 51.237 1.484 14.346 12-2022 133,843.0 517,844.2 45,264.8 996.393 3,096.842 368.584 50.986 1.497 14.338 12-2023 106,172.5 473,933.6 41,039.9 875.877 3,235.769 356.626 51.069 1.707 14.597 12-2024 77,923.1 389,626.2 34,577.9 665.308 2,760.363 315.390 51.296 1.772 14.722 12-2025 56,264.6 302,890.9 26,817.3 467.187 2,083.646 241.177 51.299 1.745 14.681 12-2026 44,112.9 242,678.8 21,389.5 363.062 1,643.172 190.519 51.233 1.715 14.641 12-2027 36,892.7 204,835.0 18,002.5 302.883 1,375.329 159.812 51.209 1.696 14.618 12-2028 31,913.4 178,381.4 15,652.0 261.844 1,190.406 138.636 51.196 1.683 14.603 12-2029 28,223.9 158,576.9 13,899.4 231.626 1,053.369 122.937 51.188 1.672 14.590 12-2030 25,360.1 143,058.0 12,530.9 208.268 946.972 110.739 51.181 1.663 14.581 12-2031 23,064.7 130,495.8 11,425.0 189.580 861.403 100.912 51.176 1.656 14.573 12-2032 21,164.6 119,956.9 10,499.7 174.105 789.958 92.689 51.172 1.650 14.567 12-2033 19,535.0 110,793.5 9,696.3 160.763 728.039 85.516 51.169 1.647 14.563 12-2034 18,094.5 102,630.5 8,981.4 148.876 673.195 79.122 51.167 1.645 14.560 12-2035 16,777.6 95,168.3 8,334.6 137.654 622.876 73.341 51.169 1.642 14.558 12-2036 15,549.9 88,112.8 7,733.1 127.364 574.877 67.946 51.172 1.638 14.552 12-2037 14,370.5 81,411.2 7,163.4 117.328 529.194 62.817 51.179 1.637 14.549 12-2038 13,251.4 74,918.8 6,612.1 107.548 484.911 57.653 51.188 1.646 14.551 S Tot 809,092.2 3,933,426.2 343,516.8 6,370.841 25,513.182 2,976.716 51.166 1.653 14.551 After 85,969.1 486,955.0 44,235.0 666.327 2,984.925 367.621 51.352 1.668 14.551 Total 895,061.2 4,420,381.0 387,751.8 7,037.168 28,498.107 3,344.337 51.184 1.655 14.551 Cum 0.0 0.0 0.0 Ult 895,061.2 4,420,381.0 387,751.8 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 6,831.967 809.854 766.030 0.000 0.000 8,407.847 471.805 61.953 0.000 12-2021 35,954.777 3,521.213 4,287.534 0.000 0.000 43,763.578 2,351.732 434.669 0.000 12-2022 50,802.367 4,635.178 5,284.770 0.000 0.000 60,722.297 3,226.946 817.071 0.000 12-2023 44,730.180 5,522.035 5,205.767 0.000 0.000 55,457.953 2,915.901 929.625 0.000 12-2024 34,127.500 4,891.244 4,643.118 0.000 0.000 43,661.742 2,357.363 671.140 0.000 12-2025 23,966.340 3,636.427 3,540.671 0.000 0.000 31,143.400 1,739.618 429.652 0.000 12-2026 18,600.781 2,817.472 2,789.428 0.000 0.000 24,207.680 1,389.526 330.062 0.000 12-2027 15,510.455 2,332.960 2,336.203 0.000 0.000 20,179.602 1,188.082 271.568 0.000 12-2028 13,405.459 2,003.195 2,024.446 0.000 0.000 17,433.094 1,033.646 232.226 0.000 12-2029 11,856.386 1,761.376 1,793.714 0.000 0.000 15,411.497 912.657 203.661 0.000 12-2030 10,659.396 1,575.167 1,614.674 0.000 0.000 13,849.252 819.320 181.831 0.000 12-2031 9,701.972 1,426.542 1,470.595 0.000 0.000 12,599.120 744.712 164.545 0.000 12-2032 8,909.382 1,303.627 1,350.187 0.000 0.000 11,563.217 682.978 150.358 0.000 12-2033 8,226.137 1,198.750 1,245.340 0.000 0.000 10,670.237 629.876 138.292 0.000 12-2034 7,617.556 1,107.123 1,152.033 0.000 0.000 9,876.708 582.843 127.705 0.000 12-2035 7,043.595 1,023.028 1,067.685 0.000 0.000 9,134.295 539.237 117.286 0.000 12-2036 6,517.446 941.933 988.781 0.000 0.000 8,448.171 499.008 107.240 0.000 12-2037 6,004.703 866.540 913.898 0.000 0.000 7,785.148 460.480 97.426 0.000 12-2038 5,505.188 798.261 838.895 0.000 0.000 7,142.356 423.188 88.587 0.000 S Tot 325,971.594 42,171.922 43,313.770 0.000 0.000 411,457.219 22,968.918 5,554.896 0.000 After 34,217.125 4,979.315 5,349.089 0.000 0.000 44,545.488 2,702.936 456.271 0.000 Total 360,188.719 47,151.234 48,662.855 0.000 0.000 456,002.688 25,671.854 6,011.167 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 318 0.0 0.000 0.000 0.000 0.000 7,874.093 7,874.093 7,315.675 12-2021 0.000 1209 0.0 0.000 0.000 0.000 0.000 40,977.090 48,851.180 42,677.480 12-2022 0.000 1928 0.0 0.000 0.000 0.000 0.000 56,678.277 105,529.453 87,290.641 12-2023 0.000 2233 0.0 0.000 0.000 0.000 0.000 51,612.395 157,141.859 124,330.078 12-2024 0.000 2347 0.0 0.000 0.000 0.000 0.000 40,633.371 197,775.234 150,870.750 12-2025 0.000 2347 0.0 0.000 0.000 0.000 0.000 28,974.104 226,749.344 168,073.016 12-2026 0.000 2347 0.0 0.000 0.000 0.000 0.000 22,488.092 249,237.438 180,200.594 12-2027 0.000 2347 0.0 0.000 0.000 0.000 0.000 18,719.953 267,957.406 189,374.953 12-2028 0.000 2343 0.0 0.000 0.000 0.000 0.000 16,167.204 284,124.594 196,576.344 12-2029 0.000 2343 0.0 0.000 0.000 0.000 0.000 14,295.152 298,419.781 202,364.109 12-2030 0.000 2343 0.0 0.000 0.000 0.000 0.000 12,848.072 311,267.844 207,092.594 12-2031 0.000 2342 0.0 0.000 0.000 0.000 0.000 11,689.873 322,957.719 211,003.375 12-2032 0.000 2341 0.0 0.000 0.000 0.000 0.000 10,729.877 333,687.625 214,266.469 12-2033 0.000 2341 0.0 0.000 0.000 0.000 0.000 9,902.098 343,589.719 217,003.984 12-2034 0.000 2340 0.0 0.000 0.000 0.000 0.000 9,166.167 352,755.906 219,307.625 12-2035 0.000 2338 0.0 0.000 0.000 0.000 0.000 8,477.770 361,233.656 221,244.625 12-2036 0.000 2328 0.0 0.000 0.000 0.000 0.000 7,841.915 369,075.594 222,873.469 12-2037 0.000 2294 0.0 0.000 0.000 0.000 0.000 7,227.231 376,302.812 224,238.188 12-2038 0.000 2277 0.0 0.000 0.000 0.000 0.000 6,630.561 382,933.375 225,376.469 S Tot 0.000 0.000 0.000 0.000 0.000 382,933.375 382,933.375 225,376.469 After 0.000 0.000 0.000 0.000 0.000 41,386.297 424,319.625 229,921.328 Total 0.000 0.000 0.000 0.000 0.000 424,319.688 424,319.625 229,921.328 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 253,629.422 Year Oil $/STB Gas $/MMBTU 10.00 229,921.344 2020 55.65 2.60 12.00 210,125.375 Thereafter 0.0% 0.0% 14.00 193,340.938 Cap 55.65 2.60 16.00 178,924.359 18.00 166,399.969 12 Months in first year 42.000 Year Life (01/2062) 01/29/2020 14:50:39 Summary

Table I - PROB Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Probable Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 8,348.4 19,031.3 1,720.1 33.238 63.331 8.720 51.015 1.252 13.915 12-2021 22,114.3 66,301.3 4,626.6 115.587 281.499 28.962 50.448 1.481 14.311 12-2022 37,277.6 207,197.0 12,008.0 230.261 1,089.085 98.520 51.190 1.905 15.038 12-2023 116,421.3 496,316.1 36,519.5 715.910 2,327.903 269.811 50.977 1.379 14.246 12-2024 165,456.2 678,831.6 49,047.7 1,120.835 3,465.079 367.780 50.919 1.410 14.238 12-2025 176,295.8 748,778.2 54,109.6 1,339.764 4,444.695 473.150 51.018 1.516 14.478 12-2026 169,626.5 751,173.2 58,074.0 1,452.950 4,497.030 512.038 50.954 1.467 14.462 12-2027 159,166.6 728,460.4 59,087.3 1,487.726 4,567.081 519.484 50.880 1.524 14.556 12-2028 135,690.8 638,648.9 53,128.3 1,228.453 4,024.393 462.402 51.008 1.583 14.644 12-2029 105,710.1 568,111.8 48,342.4 916.342 3,434.363 400.929 51.136 1.616 14.654 12-2030 88,902.4 538,093.8 47,525.6 767.456 3,246.517 390.095 51.237 1.671 14.703 12-2031 81,195.8 496,588.8 44,743.8 713.133 3,129.524 384.989 51.444 1.717 14.744 12-2032 73,126.6 458,702.9 41,667.3 677.952 3,168.607 391.425 51.617 1.769 14.787 12-2033 68,469.8 434,870.2 39,333.4 676.118 3,415.264 401.108 51.828 1.830 14.823 12-2034 64,111.0 408,861.0 37,021.3 617.328 3,127.022 377.856 51.844 1.830 14.829 12-2035 59,620.3 385,942.8 34,427.7 536.831 2,732.244 328.840 51.752 1.811 14.810 12-2036 55,435.7 371,440.7 33,211.8 518.137 2,686.103 328.805 51.839 1.831 14.832 12-2037 51,005.8 352,598.9 31,555.2 457.352 2,439.081 298.304 51.753 1.824 14.824 12-2038 46,064.8 317,907.8 28,024.7 405.856 2,169.689 264.174 51.676 1.809 14.808 S Tot 1,684,040.1 8,667,857.0 714,174.3 14,011.229 54,308.504 6,307.391 51.231 1.648 14.648 After 373,835.9 2,700,686.5 239,579.2 2,936.665 16,318.167 1,966.598 51.936 1.866 14.850 Total 2,057,876.0 11,368,543.0 953,753.5 16,947.895 70,626.672 8,273.989 51.353 1.698 14.696 Cum 0.0 0.0 0.0 Ult 2,057,876.2 11,368,541.0 953,753.6 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 1,695.620 79.313 121.335 0.000 0.000 1,896.268 115.476 13.002 0.000 12-2021 5,831.190 416.927 414.464 0.000 0.000 6,662.583 362.277 164.150 0.000 12-2022 11,787.078 2,074.537 1,481.594 0.000 0.000 15,343.216 794.427 317.462 0.000 12-2023 36,494.809 3,209.225 3,843.755 0.000 0.000 43,547.867 2,423.926 485.079 0.000 12-2024 57,071.574 4,885.091 5,236.378 0.000 0.000 67,193.023 3,600.761 1,043.794 0.000 12-2025 68,352.000 6,739.974 6,850.127 0.000 0.000 81,941.984 4,310.312 1,335.728 0.000 12-2026 74,032.898 6,596.093 7,405.169 0.000 0.000 88,034.211 4,619.358 1,487.491 0.000 12-2027 75,695.016 6,960.143 7,561.629 0.000 0.000 90,216.852 4,696.562 1,604.578 0.000 12-2028 62,660.656 6,368.701 6,771.284 0.000 0.000 75,800.703 3,999.925 1,320.185 0.000 12-2029 46,858.441 5,549.932 5,875.012 0.000 0.000 58,283.344 3,133.147 886.877 0.000 12-2030 39,322.031 5,424.267 5,735.394 0.000 0.000 50,481.770 2,738.015 695.367 0.000 12-2031 36,686.496 5,374.790 5,676.303 0.000 0.000 47,737.562 2,599.785 581.465 0.000 12-2032 34,994.051 5,604.975 5,787.805 0.000 0.000 46,386.723 2,530.737 503.528 0.000 12-2033 35,041.766 6,251.439 5,945.618 0.000 0.000 47,239.020 2,573.593 445.504 0.000 12-2034 32,005.018 5,721.775 5,603.299 0.000 0.000 43,330.074 2,385.366 400.042 0.000 12-2035 27,782.289 4,947.979 4,870.049 0.000 0.000 37,600.293 2,113.793 363.963 0.000 12-2036 26,859.758 4,917.621 4,876.682 0.000 0.000 36,653.930 2,086.125 333.167 0.000 12-2037 23,669.553 4,447.832 4,422.089 0.000 0.000 32,539.344 1,882.447 307.022 0.000 12-2038 20,972.895 3,925.947 3,911.969 0.000 0.000 28,810.750 1,680.540 281.424 0.000 S Tot 717,813.188 89,496.562 92,389.945 0.000 0.000 899,699.500 48,646.570 12,569.829 0.000 After 152,518.484 30,451.551 29,204.602 0.000 0.000 212,174.516 13,046.434 1,614.885 0.000 Total 870,331.625 119,948.109 121,594.547 0.000 0.000 1,111,874.000 61,693.008 14,184.714 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 124 0.0 0.000 0.000 0.000 0.000 1,767.790 1,767.790 1,638.390 12-2021 0.000 269 0.0 0.000 0.000 0.000 0.000 6,136.155 7,903.945 6,942.543 12-2022 0.000 621 0.0 0.000 0.000 0.000 0.000 14,231.316 22,135.262 18,051.867 12-2023 0.000 1437 0.0 0.000 0.000 0.000 0.000 40,638.895 62,774.160 47,069.398 12-2024 0.000 2446 0.0 0.000 0.000 0.000 0.000 62,548.508 125,322.672 87,694.898 12-2025 0.000 3346 0.0 0.000 0.000 0.000 0.000 76,295.875 201,618.547 132,858.922 12-2026 0.000 4072 0.0 0.000 0.000 0.000 0.000 81,927.289 283,545.812 176,945.656 12-2027 0.000 4694 0.0 0.000 0.000 0.000 0.000 83,915.586 367,461.406 217,994.594 12-2028 0.000 4917 0.0 0.000 0.000 0.000 0.000 70,480.656 437,942.094 249,422.562 12-2029 0.000 5019 0.0 0.000 0.000 0.000 0.000 54,263.414 492,205.500 271,413.500 12-2030 0.000 5121 0.0 0.000 0.000 0.000 0.000 47,048.277 539,253.750 288,722.469 12-2031 0.000 5223 0.0 0.000 0.000 0.000 0.000 44,556.375 583,810.125 303,620.688 12-2032 0.000 5319 0.0 0.000 0.000 0.000 0.000 43,352.535 627,162.625 316,782.156 12-2033 0.000 5413 0.0 0.000 0.000 0.000 0.000 44,219.906 671,382.500 328,989.219 12-2034 0.000 5502 0.0 0.000 0.000 0.000 0.000 40,544.691 711,927.250 339,189.562 12-2035 0.000 5599 0.0 0.000 0.000 0.000 0.000 35,122.512 747,049.750 347,213.281 12-2036 0.000 5690 0.0 0.000 0.000 0.000 0.000 34,234.812 781,284.562 354,326.844 12-2037 0.000 5769 0.0 0.000 0.000 0.000 0.000 30,349.916 811,634.438 360,058.062 12-2038 0.000 5784 0.0 0.000 0.000 0.000 0.000 26,848.727 838,483.125 364,669.750 S Tot 0.000 0.000 0.000 0.000 0.000 838,483.125 838,483.125 364,669.750 After 0.000 0.000 0.000 0.000 0.000 197,513.359 1,035,996.438 383,860.844 Total 0.000 0.000 0.000 0.000 0.000 1,035,996.500 1,035,996.438 383,860.844 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 452,544.969 Year Oil $/STB Gas $/MMBTU 10.00 383,860.344 2020 55.65 2.60 12.00 329,417.844 Thereafter 0.0% 0.0% 14.00 285,538.781 Cap 55.65 2.60 16.00 249,661.688 18.00 219,957.406 12 Months in first year 60.000 Year Life (01/2080) 01/29/2020 14:59:47 Summary

Table I - POSS Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA Possible Reserves As of December 31, 2019 (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2020 2,420.8 5,951.9 610.0 9.856 18.183 3.509 50.738 0.854 14.922 12-2021 10,407.0 26,532.0 2,459.2 48.275 120.098 15.054 50.318 1.585 14.885 12-2022 10,519.2 28,945.2 2,685.7 67.722 201.342 22.169 50.277 1.871 15.439 12-2023 6,128.1 18,932.4 1,764.2 37.422 118.556 13.319 50.295 1.819 15.352 12-2024 4,225.4 13,210.8 1,242.1 24.293 77.451 8.907 50.320 1.753 15.243 12-2025 17,163.5 40,052.3 3,126.1 51.677 95.891 12.187 49.411 1.242 11.723 12-2026 34,002.9 76,292.0 5,547.4 139.809 236.899 24.436 51.627 1.647 12.442 12-2027 25,759.1 67,266.3 5,453.4 135.057 270.543 31.722 51.883 1.535 13.586 12-2028 63,654.6 223,213.2 22,830.1 659.010 1,448.183 240.171 50.692 0.767 14.066 12-2029 100,179.8 310,931.2 31,365.6 834.797 2,030.626 322.089 50.598 0.924 14.277 12-2030 108,456.3 335,667.5 32,900.8 877.955 2,108.446 330.575 50.584 0.916 14.273 12-2031 111,763.3 329,393.5 31,499.9 953.598 2,090.999 312.597 50.552 0.974 14.324 12-2032 102,260.4 299,370.5 28,772.4 885.973 1,859.706 278.747 50.565 0.861 14.229 12-2033 92,002.3 277,889.2 26,641.4 865.499 1,650.110 259.476 50.583 0.792 14.209 12-2034 79,227.8 243,799.3 23,802.9 895.368 1,585.999 251.335 50.581 0.744 14.176 12-2035 61,224.4 197,583.2 19,278.0 635.656 1,250.051 197.115 50.592 0.766 14.178 12-2036 51,522.0 168,935.9 16,481.9 518.211 1,058.875 166.987 50.598 0.772 14.177 12-2037 45,040.7 149,021.6 14,545.4 445.313 929.644 146.666 50.602 0.775 14.174 12-2038 43,759.9 209,201.5 19,159.1 405.363 1,095.442 167.205 50.693 1.107 14.375 S Tot 969,717.7 3,022,189.2 290,165.6 8,490.854 18,247.045 2,804.267 50.620 0.910 14.218 After 377,714.9 2,755,155.5 285,631.9 3,495.283 14,815.712 2,219.914 51.072 1.555 14.676 Total 1,347,432.8 5,777,344.5 575,797.5 11,986.137 33,062.758 5,024.181 50.752 1.199 14.420 Cum 0.0 0.0 0.0 Ult 1,347,432.6 5,777,345.0 575,797.4 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2020 500.059 15.529 52.367 0.000 0.000 567.954 31.547 6.356 0.000 12-2021 2,429.108 190.342 224.075 0.000 0.000 2,843.525 153.770 77.496 0.000 12-2022 3,404.836 376.654 342.269 0.000 0.000 4,123.758 210.102 144.981 0.000 12-2023 1,882.122 215.599 204.480 0.000 0.000 2,302.201 118.195 77.928 0.000 12-2024 1,222.431 135.798 135.773 0.000 0.000 1,494.001 77.217 47.716 0.000 12-2025 2,553.409 119.067 142.871 0.000 0.000 2,815.347 226.403 35.033 0.000 12-2026 7,217.922 390.134 304.029 0.000 0.000 7,912.099 519.891 27.853 0.000 12-2027 7,007.212 415.228 430.980 0.000 0.000 7,853.415 456.132 44.999 0.000 12-2028 33,406.754 1,111.418 3,378.138 0.000 0.000 37,896.219 1,934.780 625.997 0.000 12-2029 42,239.219 1,875.717 4,598.457 0.000 0.000 48,713.473 2,542.457 1,044.052 0.000 12-2030 44,410.117 1,930.917 4,718.348 0.000 0.000 51,059.438 2,672.628 1,094.733 0.000 12-2031 48,206.152 2,036.067 4,477.585 0.000 0.000 54,719.703 2,800.793 1,157.444 0.000 12-2032 44,799.055 1,601.299 3,966.160 0.000 0.000 50,366.523 2,554.336 976.556 0.000 12-2033 43,779.566 1,306.063 3,686.903 0.000 0.000 48,772.449 2,466.075 870.389 0.000 12-2034 45,288.855 1,180.564 3,562.863 0.000 0.000 50,032.410 2,507.979 859.538 0.000 12-2035 32,158.945 957.121 2,794.656 0.000 0.000 35,910.727 1,818.860 624.795 0.000 12-2036 26,220.258 817.613 2,367.301 0.000 0.000 29,405.186 1,495.843 513.383 0.000 12-2037 22,533.863 720.283 2,078.872 0.000 0.000 25,332.963 1,292.238 442.345 0.000 12-2038 20,549.072 1,212.772 2,403.630 0.000 0.000 24,165.488 1,233.103 391.315 0.000 S Tot 429,808.969 16,608.186 39,869.758 0.000 0.000 486,286.844 25,112.348 9,062.907 0.000 After 178,510.656 23,042.359 32,579.186 0.000 0.000 234,132.234 12,563.215 2,838.974 0.000 Total 608,319.625 39,650.543 72,448.945 0.000 0.000 720,419.062 37,675.562 11,901.881 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2020 0.000 56 0.0 0.000 0.000 0.000 0.000 530.052 530.052 490.557 12-2021 0.000 124 0.0 0.000 0.000 0.000 0.000 2,612.259 3,142.311 2,739.120 12-2022 0.000 166 0.0 0.000 0.000 0.000 0.000 3,768.675 6,910.985 5,712.633 12-2023 0.000 166 0.0 0.000 0.000 0.000 0.000 2,106.080 9,017.065 7,228.596 12-2024 0.000 166 0.0 0.000 0.000 0.000 0.000 1,369.068 10,386.133 8,122.789 12-2025 0.000 384 0.0 0.000 0.000 0.000 0.000 2,553.913 12,940.046 9,619.330 12-2026 0.000 638 0.0 0.000 0.000 0.000 0.000 7,364.343 20,304.389 13,553.284 12-2027 0.000 694 0.0 0.000 0.000 0.000 0.000 7,352.287 27,656.674 17,139.207 12-2028 0.000 1152 0.0 0.000 0.000 0.000 0.000 35,335.562 62,992.238 32,774.109 12-2029 0.000 1728 0.0 0.000 0.000 0.000 0.000 45,126.875 108,119.117 51,040.711 12-2030 0.000 2304 0.0 0.000 0.000 0.000 0.000 47,292.059 155,411.188 68,409.961 12-2031 0.000 2866 0.0 0.000 0.000 0.000 0.000 50,761.559 206,172.734 85,368.234 12-2032 0.000 3228 0.0 0.000 0.000 0.000 0.000 46,835.641 253,008.391 99,631.070 12-2033 0.000 3564 0.0 0.000 0.000 0.000 0.000 45,436.012 298,444.375 112,179.336 12-2034 0.000 3691 0.0 0.000 0.000 0.000 0.000 46,664.801 345,109.188 123,938.367 12-2035 0.000 3691 0.0 0.000 0.000 0.000 0.000 33,467.074 378,576.250 131,594.594 12-2036 0.000 3691 0.0 0.000 0.000 0.000 0.000 27,395.879 405,972.125 137,288.938 12-2037 0.000 3689 0.0 0.000 0.000 0.000 0.000 23,598.357 429,570.500 141,746.812 12-2038 0.000 3765 0.0 0.000 0.000 0.000 0.000 22,540.973 452,111.469 145,612.109 S Tot 0.000 0.000 0.000 0.000 0.000 452,111.469 452,111.469 145,612.109 After 0.000 0.000 0.000 0.000 0.000 218,730.078 670,841.562 167,149.562 Total 0.000 0.000 0.000 0.000 0.000 670,841.562 670,841.562 167,149.562 SEC Pricing (Dec 31, 2019) Percent Cum. Disc. WTI Cushing Henry Hub 8.00 212,736.141 Year Oil $/STB Gas $/MMBTU 10.00 167,149.812 2020 55.65 2.60 12.00 133,193.109 Thereafter 0.0% 0.0% 14.00 107,483.844 Cap 55.65 2.60 16.00 87,733.961 18.00 72,365.148 12 Months in first year 60.000 Year Life (01/2080) 01/29/2020 15:06:22 Summary